UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2004

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

NCR Corporation (“NCR” or the “Company”) is furnishing the following information as required under Item 9 “Regulation FD Disclosure” of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

As part of the Company’s plan to lower its cost structure and make the Company more competitive, on May 26, 2004, NCR announced to employees it is making changes to the Company’s U.S. retirement plans effective September 1, 2004. In connection with this ongoing initiative, the Company has evaluated the structure and scope of its retirement benefits with the objective of offering employee benefits that are more closely aligned with competitive market averages, while minimizing the volatility, expense and cash flow requirements associated with the Company’s pension plans. The Company believes that these changes, which will not affect current retirees and their pensions, strike the right balance with respect to these objectives.

The changes announced May 26, 2004, will result in adjustments to the Company’s U.S. defined benefit pension plan and an enhanced match to its 401(k) defined contribution savings plan. Specifically, NCR employees under the age of 40 or hired on or after September 1, 2004, will be entitled to the enhanced 401(k) match but will no longer accrue benefits under the existing U.S. pension plan. Employees over the age of 40 and hired before September 1, 2004, will be “grandfathered” in NCR’s existing U.S. pension plan. These employees will be provided a choice of continuing to accrue benefits under the existing U.S. pension plan and retaining the current 401(k) match, or discontinuing further accruals under the existing pension plan in favor of an enhanced 401(k) match. The same design methodology will apply to NCR’s pension plans for U.S. executives.

Given the timing of the announced changes, the Company does not expect a meaningful reduction in its 2004 pension expense. For future years, the Company has modeled its pension expense expectations using the assumptions it applied in 2004, including discount rates and expected investment returns on plan assets. Using these assumptions, the Company currently expects that its U.S. pension expense will be reduced to approximately zero by 2007, and that it will not be required to make cash contributions to its U.S. pension plans prior to that time. However, the actual amount of NCR’s total global pension expense is subject to many different plans and variables, including the rate of return on pension plan assets and the interest rate environment.

While the change to the Company’s U.S. pension plan is significant, using current assumptions, NCR’s international pension plans are likely to comprise roughly 40% of the Company’s total global pension expense in 2004, increasing in future years. As part of its global initiative, the Company is reviewing its international plans and expects to make other adjustments as appropriate over the course of the next several quarters using the same decision framework it applied to its U.S. retirement plans.

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The Company is evaluating its expected 2005 total pension expense and will provide guidance at the end of the year.

This report on Form 8-K contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially. In addition to the factors discussed in this report, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of NCR’s suppliers to meet their commitments to the Company, or the timing of purchases by NCR’s current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services, including NCR’s ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on the Company’s ability to improve gross margins and profitability, especially in its more mature offerings; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to NCR’s solution offerings, particularly data warehousing technologies; tax rates; ability to execute the Company’s business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by the Company; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the Company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the Company’s U.S. Securities and Exchange Commission reports and the Company’s annual reports to stockholders. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: May 26, 2004	By:	/s/ Peter Bocian
Peter Bocian
Vice President, Finance and Interim Chief Financial Officer

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